UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 26, 2007

United States Steel Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-16811	25-1897152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street, Pittsburgh, PA	15219-2800
(Address of principal executive offices)	(Zip Code)

(412) 433-1121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On August 26, 2007, United States Steel Corporation (“U. S. Steel”) and a subsidiary entered into an arrangement agreement (the “Arrangement Agreement”) with Stelco Inc. (“Stelco”) pursuant to which the subsidiary will acquire Stelco for $38.50 (Canadian) in cash per share. U. S. Steel also entered into support agreements with shareholders owning more than 76 percent of Stelco’s outstanding shares, including Tricap Management Limited, Sunrise Partners Limited Partnership, Appaloosa Management L.P., and Rodney Mott, the CEO of Stelco (collectively, the “Support Agreements”), pursuant to which the shareholders irrevocably committed to support the transaction.

On August 26, 2007, U. S. Steel also entered into a Commitment Letter with JPMorgan Chase Bank, N.A. (“JPMorgan Chase”), J.P. Morgan Securities, Inc. (“JPMorgan”) and The Bank of Nova Scotia (“Scotia Capital”) pursuant to which (a) JPMorgan and Scotia Capital agreed to structure, arrange and syndicate for U. S. Steel two senior credit facilities in an aggregate amount of $900,000,000 (the “Facilities”); (b) JPMorgan Chase and Scotia Capital committed to provide the full amount of the Facilities; (c) JPMorgan Chase agreed to serve as administrative agent for the Facilities; and (d) Scotia Capital agreed to serve as syndication agent for the Facilities. The Facilities consist of a $400 million one-year term loan and a $500 million three-year term loan, both of which have terms substantially similar to U. S. Steel’s existing five-year $750 million revolving credit facility.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure regarding the Commitment Letter under Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

10.1	Arrangement Agreement, dated as of August 26, 2007, by and among United States Steel Corporation, 1344973 Alberta ULC and Stelco Inc.

10.2	Form of Support Agreement

10.3	$900,000,000 Senior Credit Facilities Commitment Letter dated August 26, 2007 among JPMorgan Chase Bank, N.A., JPMorgan Securities, Inc., The Bank of Nova Scotia and United States Steel Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By	/s/ Larry G. Schultz
Larry G. Schultz
Vice President & Controller

Dated: August 30, 2007